UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the "Company") held its Annual Meeting of Shareholders on April 28, 2022. The following is a summary of the matters voted on at the meeting:

(a) The Company's shareholders elected the four director nominees listed below for a term of three years. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Tracey H. Cook	20,354,854	119,752	1,119,827
Mary L. Howell	16,308,003	4,166,603	1,119,827
Linda I. Knoll	20,276,321	198,285	1,119,827
William Bradley Southern	19,752,574	722,032	1,119,827

(b) The Company's shareholders approved, on an advisory basis, the compensation of the Company's executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,140,823	313,603	20,180	1,119,827

(c) The Company's shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the calendar year 2022. The voting results were as follows:

Votes For	Votes Against	Abstain
21,503,301	68,429	22,703

Item 8.01. Other Events

On April 28, 2022, the Board of Directors of Astec Industries, Inc. declared a quarterly cash dividend of twelve cents ($0.12) per share of the Company's common stock to be paid on or about May 27, 2022, to shareholders of record as of close of business on May 13, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: May 2, 2022	By:	/s/ Anshu Pasricha
Anshu Pasricha
General Counsel, Corporate Secretary & Chief Compliance Officer